Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated April 30, 2004, in the Registration Statement (Form N-1A) of Buffalo USA Global Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 under the Securities Act of 1933 (Registration No. 33-87146) and Amendment No. 14 under the Investment Company Act of 1940 (Registration No. 811-8896).

/s/ Ernst & Young, LLP

Kansas City, Missouri
July 23, 2004